EX-99.d


                                                                       EXHIBIT D

                             JOINT FILING AGREEMENT

         The undersigned agree that this First Amendment, dated December 22, 2005, relating to the Common Stock of YP Corp., shall be filed on behalf of the undersigned.


Dated:  December 22, 2005                Grand Slam Capital Master Fund, Ltd.



                                         By:  /s/ Erik Volfing
                                              -------------------------
                                         Name:   Erik Volfing
                                         Title:  Authorized Signatory


Dated:  December 22, 2005                Grand Slam Asset Management, LLC



                                         By:  /s/ Erik Volfing
                                              -------------------------
                                         Name:    Erik Volfing
                                         Title:   Member


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